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                                                                     EXHIBIT 5

                 SIDLEY AUSTIN LLP         BEIJING   GENEVA       SAN FRANCISCO
                 787 SEVENTH AVENUE        BRUSSELS  HONG KONG    SHANGHAI
                 NEW YORK, NEW YORK 10019  CHICAGO   LONDON       SINGAPORE
                 212 839 5300              DALLAS    LOS ANGELES  TOKYO
[LOGO OMITTED]   212 839 5599 FAX                    NEW YORK     WASHINGTON, DC

                                           FOUNDED 1866


                                 June 9, 2006



Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, New York  11747


Ladies and Gentlemen:

      We have acted as counsel for Reckson Associates Realty Corp., a Maryland corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 2,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Reckson Associates Realty Corp. (the "Company"), which have been reserved for issuance or transfer upon the exercise of stock options or the granting of certain stock awards or stock-based awards pursuant to the Company's 2005 Stock Option Plan (the "Plan").

      As counsel to the Company, we have examined and relied upon originals or copies of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following: the Charter and the Amended and Restated Bylaws, as amended, of the Company; records of corporate proceedings of the Company; the Registration Statement; the Plan; and such other certificates, receipts, records and documents of the Company as we considered necessary for the purposes of this opinion.

      In connection with this letter, we have assumed, without independent investigation or verification, the genuineness of signatures of all persons signing any document, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission or obtained by us through sites on the internet, the authenticity of the originals of such latter documents and the truth and accuracy of all matters set forth in all documents. As to all facts relevant to the opinion set forth herein, we have relied, without independent investigation or verification, on the existence and the consequences of those facts upon certificates and oral or written representations or other statements of governmental authorities, public officials, officers and other representatives of the Company, counsel and accountants, and others.

      Based upon the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the Plan have been duly authorized and reserved for issuance by the Company in accordance with the terms of the Plan and the Registration Statement and, if and when issued and delivered by the Company in accordance with the

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terms of the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock.

      This letter is limited to matters arising under the federal laws of the United States of America, the laws of the State of New York and the Maryland General Corporation Law and we express no opinion as to the laws of any other jurisdiction or as to the municipal laws, or the laws, rules or regulations of any local agencies, of or within the State of New York.

      The opinion set forth herein is given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstance that changes or may change the opinion set forth herein after the date hereof or for any other reason.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement and any amendment thereto.

                                                        Very truly yours,

                                                        /s/ Sidley Austin LLP


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